Exhibit 99.1

October 2, 2020 – FOR IMMEDIATE RELEASE

Morgan Stanley Closes Acquisition of E*TRADE

NEW YORK & ARLINGTON – Morgan Stanley (NYSE: MS) announced today that it has completed the acquisition of E*TRADE Financial Corporation (E*TRADE) in an all-stock transaction. E*TRADE common stockholders are entitled to receive 1.0432 Morgan Stanley common shares for each E*TRADE common share.

“The addition of E*TRADE positions us as an industry leader in Wealth Management across all channels and segments, and significantly increases the scale and breadth of our Wealth Management franchise, which now oversees $3.3 trillion in assets,” said James P. Gorman, Chairman and Chief Executive Officer of Morgan Stanley. “E*TRADE has built a best-in-class, direct-to-consumer digital channel and a strong brand over the past 38 years. The addition of their premier offering will provide enhanced capabilities to all our clients and Financial Advisors.”

Michael Pizzi, CEO of E*TRADE, joins Morgan Stanley and will lead E*TRADE’s direct-to-consumer, digital self-directed business that will operate under the E*TRADE brand, and will co-lead the equity administration business. He also joins the Morgan Stanley Operating and Management Committees.

In addition, today Shelley Leibowitz, one of E*TRADE’s independent directors, has joined the Morgan Stanley Board of Directors. “Ms. Leibowitz brings a wealth of financial technology and management expertise. We welcome her to the Board and look forward to working with her,” said Ray Wilkins, Chair of the Board’s Nominating and Governance Committee.

Morgan Stanley is a leading global financial services firm providing investment banking, securities, wealth management and investment management services. With offices in more than 41 countries, the Firm’s employees serve clients worldwide including corporations, governments, institutions and individuals. For further information about Morgan Stanley, please visit www.morganstanley.com.

This press release may contain forward-looking statements, including the attainment of certain financial and other targets, objectives and goals. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations, assumptions, interpretations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. Morgan Stanley does not undertake any obligation to update any forward-looking statements. For a discussion of risks and uncertainties that may affect the future results of the Firm, please see “Forward-Looking Statements” immediately preceding Part I, Item 1, “Competition” and “Supervision and Regulation” in Part I, Item 1, “Risk Factors” in Part I, Item 1A, “Legal Proceedings” in Part I, Item 3, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 and “Quantitative and Qualitative Disclosures about Market Risk” in Part II, Item 7A in the Firm’s Annual Report on Form 10-K for the year ended December 31, 2019 and other items throughout the Form 10-K, the Firm’s Quarterly Reports on Form 10-Q and the Firm’s Current Reports on Form 8-K, including the Current Report filed with the SEC on April 16, 2020 and the additional risk factors under “Risk Factors” in the Registration Statement on Form S-4 filed with the SEC on April 17, 2020, as amended.

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Note to Editors:

Shelley B. Leibowitz

Shelley B. Leibowitz was on the Board of Directors at E*TRADE from December 2014 to September 2020.

Ms. Leibowitz is President of SL Advisory, a firm she founded in 2016 that focuses on technology strategy, digital transformation, IT portfolio and risk management, information security, performance metrics, and governance. From 2009 through 2012, Ms. Leibowitz served as Group Chief Information Officer for the World Bank, where she was responsible for the technology services and capabilities that underlie the work of delivering quality knowledge and financing products to the Bank Group’s clients across the globe. Ms. Leibowitz managed the Bank Group’s cybersecurity program and served as a member of the Bank Group’s Pension Investment Committee. Previously, Ms. Leibowitz held Chief Information Officer positions at Morgan Stanley, Greenwich Capital Markets and Barclays Capital.

In prior years, Ms. Leibowitz served on the board of Endgame, foremost provider of cybersecurity capabilities to the U.S. intelligence and defense communities, acquired by Elastic NV in 2019, and on the board of Alliance Bernstein Holding LP, where she served on the Audit and Risk Committee. Ms. Leibowitz is currently on the board of directors of Massachusetts Mutual Life Insurance Company, where she serves on the Investment Committee and the Technology & Governance Committee. She is also a member of the Council on Foreign Relations and on the Visiting Committee of the Center for Development Economics at Williams College. Ms. Leibowitz is a Board Leadership Fellow at the National Association of Corporate Directors, where she is a frequent speaker and has achieved Directorship Certification and the CERT Certificate in Cybersecurity Oversight.

Ms. Leibowitz graduated Phi Beta Kappa from Williams College with a BA in Mathematics.